UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2025

Skillsoft Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-38960	83-4388331
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Innovative Way, Suite 2210
Nashua, NH 03062
(Address of principal executive offices) (zip code)

(603) 324-3000
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	SKIL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On July 17, 2025, Skillsoft Corp. (the “Company”) held its 2025 annual meeting of stockholders (the “Annual Meeting”). The following matters were voted upon at the Annual Meeting: (i) election of three Class I directors to a term of three years each, or until their successors have been elected and qualified; (ii) approval, on an advisory basis, of the compensation of our named executive officers; (iii) approval, on an advisory basis, of the frequency of advisory votes on the compensation of our named executive officers; and (iv) ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2026. The Company also solicited proxies with respect to the adjournment of the Annual Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there were insufficient votes at the time of the Annual Meeting to approve the presented proposals or to constitute a quorum (the “Adjournment Proposal”). As a quorum was present, and there were sufficient votes to adopt the other proposals, adjournment of the Annual Meeting was unnecessary and the Adjournment Proposal was not presented to the Company’s stockholders. Each of the proposals is described in greater detail in the Company’s definitive proxy statement for the Annual Meeting filed with the U.S. Securities and Exchange Commission on May 29, 2025 (the “Proxy Statement”).

There were 8,482,641 shares of Class A Common Stock, par value $0.0001 per share, of the Company (“Common Stock”), issued and outstanding at the close of business on May 19, 2025, the record date (the “Record Date”) for the Annual Meeting. At the Annual Meeting, there were 6,403,947 shares of Common Stock present in person or by proxy, representing approximately 75.49% of the total outstanding shares of Common Stock as of the Record Date, which constituted a quorum. A summary of the voting results for each proposal is set forth below.

Proposal No. 1 - Election of Class I Directors:

Name	Votes For	Votes Withheld	Broker Non-Votes
Ronald W. Hovsepian	5,588,152	44,650	771,145
Jim Frankola	4,976,531	656,271	771,145
Peter Schmitt	5,573,291	59,511	771,145

Proposal No. 2 - Approval, on an advisory basis, the compensation of our named executive officers:

Votes For	Votes Against	Abstentions	Broker Non-Votes
4,056,515	1,575,694	593	771,145

Proposal No. 3 - Approval, on an advisory basis, of the frequency of advisory votes on the compensation of our named executive officers:

1 year	2 years	3 years	Abstentions	Broker Non-Votes
5,580,859	111	51,058	774	771,145

While this advisory vote on the frequency of future advisory votes on the compensation of the Company’s named executive officers is not binding on the Company’s Board of Directors (the "Board"), the Board will carefully evaluate the results of such vote at a future meeting and determine whether it will submit advisory votes on executive compensation for consideration by stockholders every one, two, or three years. The Company will amend this Current Report on Form 8-K to provide information regarding such determination.

Proposal No. 4 - Ratification of Appointment of Independent Registered Public Accounting Firm:

Votes For	Votes Against	Abstentions	Broker Non-Votes
6,402,665	626	656	-

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 18, 2025

SKILLSOFT CORP.

By:	/s/ John Frederick
John Frederick Chief Financial Officer